Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements of Vision Marine Technologies Inc. of our report dated June 27, 2025 with respect to the consolidated financial statements of Nautical Ventures Group Inc. as of and for the year period ended December 31, 2024 and 2023, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
M&K CPAS, PLLC
The Woodlands, Texas
December 5, 2025